Exhibit 10.1

TERMINATION OF CONSULTING SERVICES

WHEREAS, on April 18, 2023, Xerox Corporation and Xerox Holdings Corporation (collectively, the “Company”) and Louis J. Pastor (“Pastor”) executed a Separation and Consulting Services Agreement (“Agreement”) pursuant to which Pastor would perform consulting services for the Company from May 1, 2023 to April 30, 2024; and

WHEREAS, the Company has offered Pastor and Pastor has accepted a new role in the Company effective January 1, 2024; and

WHEREAS, the Company and Pastor (each referred to as a “Party” and collectively the “Parties”) mutually desire the early termination of the Term of the Agreement effective December 31, 2023.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound hereby, the Company and Pastor hereby agree as follows :

1.	The Term (as defined in the Agreement) shall cease and terminate effective December 31, 2023.

2.	Pastor shall be paid all Monthly Fees (as defined in Exhibit B to the Agreement) accrued and owed under the Agreement through December 31, 2023.

3.	Pastor shall not be entitled to receive any additional Monthly Fees for the period from January 1, 2024 to April 30, 2024.

4.

Notwithstanding anything in the Agreement or any other document to the contrary, Pastor shall continue to be entitled to receive, and shall receive, the Performance Fee (as defined in Exhibit B to the Agreement) in full.

5.	The Parties waive any notice required pursuant to the Agreement for purposes of entry into this Termination.

IN WITNESS WHEREOF, the undersigned, have set their hands as of the date set forth below.

XEROX HOLDINGS CORPORATION		LOUIS J. PASTOR

By:	/s/ Steven J. Bandrowczak	/s/ Louis J. Pastor
Steven J. Bandrowczak		Date: December 29, 2023
Title: Chief Executive Officer
Date: December 29, 2023